                                                                    EXHIBIT 10.7

          United States Department of the Interior


                 BUREAU OF LAND MANAGEMENT              In Reply Refer To:
                    Wyoming State Office
                      P.O. Box 1828                     3452
               Cheyenne, Wyoming 82003-1828             WYW83394
                                                        (921MLove)
                                                        PHONE NO:  307-775-6258
                                                        FAX NO:  307-775-6203



                                D E C I S I O N

Caballo Coal Company          :
Attn:  Victor E. Garber       :         Federal Coal Lease
Caller Box 3037               :          Caballo Mine
Gillette, Wyoming 82717-3037  :

                   Readjusted Terms and Conditions Corrected;
                   -----------------------------------------
                       Partial Relinquishment Withdrawn;
                       --------------------------------
                        Partial Relinquishment Accepted
                        -------------------------------

On February 17, 1998, we received a partial relinquishment of Federal coal lease WYW83394 as to the following lands:

               T. 48 N., R.71 W., 6th P.M., Wyoming
                 Sec. 23:  Lots 1-4, 7-10

               Containing 324.06 acres, more or less.

Thereafter, on March 6, 1998, we received an additional partial relinquishment of the following lands:

               T. 48 N., R. 71 W., 6th P.M., Wyoming
                 Sec. 13:  Lots 2, 7, 8, 11, 12 (E2), 14.

               Containing 224.715 acres, more or less.

On May 7, 1998, we received correspondence from Caballo Coal Company withdrawing the above-described partial relinquishment filed March 6, 1998.

As a preliminary mater, we are correcting the readjusted lease terms and conditions that become effective December 1, 1997, which were transmitted to you by our Decision dated May 14, 1997. The terms and conditions indicated that the above-mentioned lease included Lots 9 and 15, Section 9, T. 48 N., R. 71 W., 6th P.M., Wyoming. The terms and conditions should have indicated that the lease included lot 16, and not lot 15, in Section 9.

The Casper District Office has determined that the public interest shall not be impaired by acceptance of the relinquishment, as maximum economic recovery of the recoverable resource shall be achieved and adequate reclamation has occurred in accordance with the policy outlined in Wyoming Instruction Memorandum No. 98-35. That office has recommended that the partial relinquishment be accepted.

Therefore, the partial relinquishment of Federal coal lease WYW83394 is hereby accepted effective February 17, 1998, the date the relinquishment was filed.

Acceptance of this partial relinquishment does not relieve Caballo Coal Company, or its successors, from complying with the reclamation requirements of 30 CFR Chapter VII, Subchapter K, or an approved State program. (43 CFR 3480.0-6(d)(8))

The following-described lands are remaining in Federal coal lease WYW83394:

               T. 48 N., R. 71 W., 6th P.M., Wyoming
                 Sec.  9:  Lots 9, 16;
                 Sec. 10:  Lots 1-16;
                 Sec. 13:  Lots 1, 2, 7, 8, 11-14;
                 Sec. 21:  Lots 3-6;
                 Sec. 24:  Lots 1-3.

               Containing 1,333.640 acres, more or less.

Attached to this Decision is an acreage calculation worksheet, which lists the acreage figures for the lands remaining in the lease.

The new rental amount due each year on this lease beginning December 26, 1998, will be $4,002.00.

If you have any questions concerning this matter, please contact
Mavis Love in the Minerals and Lands Authorization Group at
307-775-6258.

                                                   Alan R. Pierson
                                                   State Director

Attachment

cc:
DEQ, Land Quality Division, 122 West 25th Street, Cheyenne, WY  82002
DEQ, Land Quality Division, Attn:  Bob Giurgevich, 1043 Coffeen Ave.,   Suite D,
Sheridan, WY  82801
Office of Surface Mining, Attn: Mr. Peter Rutledge, Western
  Regional Coordinating Center, 1999 Broadway, Suite 3320,
  Denver, CO  80202-5733
MMS, RMP, Reporting & Valuation Division, Solid Minerals
  Reporting Staff, P.O. Box 5760, MS3153, Denver CO  80217
WO (320), Room 501, LS
DM, Casper

                  ACREAGE CALCULATIONS FOR LANDS REMAINING IN
                          FEDERAL COAL LEASE WYW83394
                  AFTER ACCEPTANCE OF PARTIAL RELINQUISHMENT
                          EFFECTIVE FEBRUARY 17, 1998



T. 48 N., R. 71 W., 6th P.M. Wyoming
------------------------------------

     Sec. 9:    Lots 9, 16                81.030

     Sec. 10:   Lots 1-16                641.390

     Sec. 13:   Lot 1, 2, 7, 8, 11-14    327.360

     Sec. 21:   Lots 3-6                 161.660

     Sec. 24:   Lots 1-3                 122.200

               TOTAL ACREAGE           1,333.640

          UNITED STATES                   Serial Number
    DEPARTMENT OF THE INTERIOR
    BUREAU OF LAND MANAGEMENT               WYW83394

     COAL LEASE READJUSTMENT            Date Lease Issued

                                        December 1, 1967
===========================================================

PART 1:  LEASE RIGHTS GRANTED

This lease, entered into by and between the United States of America, hereinafter called lessor, through the Bureau of Land Management, and (Name and Address)

                              Caballo Coal Company
                              Caller Box 3037
                              Gillette, Wyoming  82717

hereinafter called the lessee, is effective December 1, 1997, for a period of 10 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of each 10-year period.

Sec. 1.  This lease readjustment is subject to the terms and provisions of the:

XX Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act;

[ ] Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61 Stat. 913, 30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any rents and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants to lessee the exclusive right and privilege to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the following described lands in Campbell County, Wyoming:

                     T. 48 N., R. 71 W., 6th P.M., Wyoming
                     -------------------------------------
                            Sec.  9:  Lots 9, 16;
                            Sec. 10:  Lots 1-16;
                            Sec. 13:  Lots 1, 2, 7, 8, 11-14;
                            Sec. 21:  Lots 3-6;
                            Sec. 23:  Lots 1-4, 7-10;
                            Sec. 24:  Lots 1-3.

Containing 1,657.70 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

                                                                        WYW83394
                                                                          Page 2


PART II.  TERMS AND CONDITIONS                       Sec. 5.  LOGICAL MINING UNIT (LMU) - Either upon
                                                     approval by the lessor of the lessee's
Sec. 1.  (a)  RENTAL RATE - Lessee shall pay         application or at the direction of the lessor,
 lessor rental annually and in advance for           this lease shall become an LMU or part of an LMU,
 each acre or fraction thereof during the            subject to the provisions set forth in the
 continuance of the lease at the rate of $3.00       regulations.
 for each lease year.
                                                     The stipulation established in an LMU approval in
(b)  RENTAL CREDITS - Rental shall not be            effect at the time of LMU approval will supersede
 credited against either production or advance       the relevant inconsistent terms of this lease so
 royalties for any year.                             long as the lease remains committed to the LMU.
                                                     If the LMU of which this lease is a part is
Sec. 2.  (a)  PRODUCTION ROYALTIES - The             dissolved, the lease shall then be subject to the
 royalty shall be 12 1/2 per cent of the value of    lease terms which would have been applied if the
 the coal produced by strip or auger methods         lease had not been included in an LMU.
 and 8 per cent of the value of the coal
 produced by underground mining methods.  The        Sec. 6.  DOCUMENTS, EVIDENCE AND INSPECTION - At
 value of the coal shall be determined as set        such times and in such form as lessor may
 forth in 43 CFR 3480.  Royalties are due to         prescribe, lessee shall furnish detailed
 lessor the final day of the month succeeding        statements showing the amounts and quality of all
 the calendar month in which the royalty             products removed and sold from the lease, the
 obligation accrues.                                 proceeds therefrom, and the amount used for
                                                     production purposes or unavoidably lost.
(b)  ADVANCE ROYALTIES - Upon request by
 lessee, the Authorized Officer may accept,          Lessee shall keep open at all reasonable times
 for a total of not more than 10 years, the          for the inspection of any duly Authorized Officer
 payment of advance royalties in lieu of             of the lessor, the leased premises and all
 continued operation, consistent with the            surface and underground improvements, works,
 regulations.  The advance royalty shall be          machinery, ore stockpits, equipment, and all
 based on a percent of the value of a minimum        books, accounts, maps and records relative to
 number of tons determined in the manner             operations, surveys, or investigations on or
 established by the advance royalty                  under the leased lands.
 regulations in effect at the time the lessee
 requests approval to pay advance royalties in       Lessee shall allow lessor access to and copying
 lieu of continued operation.                        of documents reasonably necessary to verify
                                                     lessee compliance with terms and conditions of
Sec. 3.  BONDS - Lessee shall maintain in the        the lease.
 proper office a lease bond in the amount of
 $5,000.  The Authorized Officer may required        While this lease remains in effect, information
 an increase in this amount when additional          obtained under this section shall be closed to
 coverage is determined appropriate.                 inspection by the public in accordance with the
                                                     Freedom of Information Act (5 U.S.C. 552).
Sec. 4.  DILIGENCE - This lease is subject to
 the conditions of diligent development and          Sec. 7.  DAMAGES TO PROPERTY AND CONDUCT OF
 continued operation, except that these              OPERATIONS - Lessee shall comply at its own
 conditions are excused when operations under        expense with all reasonable orders of the
 the lease are interrupted by strikes, the           Secretary, respecting diligent operations,
 elements, or casualties not attributable to         prevention of waste, and protection of other
 the lessee.  The lessor, in the public              resources.
 interest, may suspend the condition of
 continued operation upon payment of advance         Lessee shall not conduct exploration operations,
 royalties in accordance with the regulations        other than casual use, without an approved
 in existence at the time of the suspension.         exploration plan.  All exploration plans prior to
 Lessee's failure to produce coal in                 the commencement of mining operations within an
 commercial quantities at the end of the 10          approved mining permit area shall be submitted to
 years shall terminate the lease.  If not            the Authorized Officer.
 submitted already, lessee shall submit an
 operation and reclamation plan pursuant to          Lessee shall carry on all operations in
 Section 7 of the Act no later than 3 years          accordance with approved methods and practices as
 after the effective date of this lease              provided in the operating regulations, having due
 readjustment.                                       regard for the prevention of injury to life,
                                                     health, or property, and prevention of waste,
The lessor reserves the power to assent to or        damage, or degradation to any land, air, water,
 under the suspension of the terms and               cultural, biological, visual, and other
 conditions of this lease in accordance with,        resources, including mineral deposits and
 inter alia, Section 39 of the Mineral Leasing       formations of mineral deposit not leased
 Act, 30 U.S.C. 209.


                                                                        WYW83394
                                                                          Page 3

hereunder, and  to other land uses or users.         [ ]  This lease may only be transferred in whole
 Lessee shall take measures deemed necessary         or in part to another small business
 by lessor to accomplish the intent of this          qualified under 13 CFR 121.
 lease term.  Such measures may include, but
 are not limited to, modification to proposed        Transfers of record title, working or royalty
 siting or design of facilities, timing of           interest must be approved in accordance with the
 operations, to itself the right to lease,           regulations.
 sell or otherwise dispose of the surface or
 other mineral deposits in the lands and the         (b)  RELINQUISHMENT - The lessee may relinquish
 right to continue existing uses and to              in writing at any time all rights under this
 authorized future uses upon or in the leased        lease or any portion thereof as provided in the
 lands, including issuing leases for minerals        regulations.  Upon lessor's acceptance of the
 deposits not covered hereunder, and approving       relinquishment, lessee shall be relieved of all
 easements or rights-of-way.  Lessor shall           future obligations under the lease or the
 condition such uses to prevent unnecessary or       relinquished portion thereof, whichever is
 unreasonable interference with rights of            applicable.
 lessee as may be consistent with concepts of
 multiple use and multiple mineral                   Sec. 10  DELIVERY OF PREMISES, REMOVAL OF
 development.                                        MACHINERY, EQUIPMENT, ETC. - At such times as all
                                                     portions of this lease are returned to lessor,
Sec. 8.  PROTECTION OF DIVERSE INTEREST, AND         lessee shall deliver up to lessor the land
 EQUAL OPPORTUNITY - Lessee shall:  pay when         leased, underground timbering, and such other
 due all taxes legally assessed and levied           supports and structures necessary for the
 under the laws of the State or the United           preservation of the mine workings on the lease
 States; accord all employees complete freedom       premises or deposits and place all workings in
 of purchase; pay all wages at least twice           condition for suspension or abandonment.  Within
 each month in lawful money of the United            180 days thereof, lessee shall remove from the
 States; maintain a safe working environment         premises all other structures, machinery,
 in accordance with standard industry                equipment, tools, and materials that it elects to
 practices; restrict the workday to not more         or as required by the Authorized Officer.  Any
 than 8 hours in any one day for underground         such structures, machinery, equipment, tools and
 workers except in emergencies; and take             materials remaining on the leased lands beyond
 measures necessary to protect the health and        180 days or approved extension thereof, shall
 safety of the public.  No person under the          become the property of the lessor, but lessee
 age of 16 years shall be employed in any mine       shall either remove any or all such property or
 below the surface.  To the extent that laws         shall continue to be liable for the cost of
 of the State in which the lands are situated        removal and disposal in the amount actually
 are more restrictive than the provisions in         incurred by the lessor.  If the surface is owned
 this paragraph, then the State laws apply.          by third parties, lessor shall waive the
                                                     requirement for removal, provided the third
Lessee will comply with all provisions of            parties do not object to such waiver.  Lessee
 Executive Order No. 11246 of September 24,          shall, prior to the termination of bond liability
 1965, as amended, and the rules, regulations,       or at any other time when required and in
 and relevant orders of the Secretary of             accordance with all applicable laws and
 Labor.  Neither lessee nor lessee's                 regulations reclaim all lands the surface of
 subcontractors shall maintain segregated            which has been disturbed, dispose of all debris
 facilities.                                         or solid waste, repair the offsite and onsite
                                                     damage caused by lessee's activity or activities
Sec. 9.  (a) TRANSFERS                               incidental thereto, and reclaim access roads or
                                                     trails.
XX  This lease may be transferred in whole
 or in part to any person, association               Sec. 11.  PROCEEDINGS IN CASE OF DEFAULT - If
 or corporation qualified to hold such               lessee fails to comply with applicable laws,
 lease interest.                                     existing regulations, or the terms, conditions
                                                     and stipulations of this lease, and the
[ ]  This lease may be transferred in whole          noncompliance continues for 30 days after written
 or in part to another public body, or               notice thereof, this lease shall be subject to
 to a person who will mine the coal on               cancellation by the lessor only by judicial
 behalf of, and for the use of, the                  proceedings.  This provision shall not be
 public body or to a person who for the              construed to prevent the exercise by lessor of
 limited purpose of creating a security              any other legal and equitable remedy, including
 interest in favor of a lender agrees                waiver of the default.  Any such remedy or waiver
 to be obligated to  mine the coal on                shall not prevent later cancellation for the same
 behalf of the public body.                          default occurring at any other time.

                                                     Sec. 12.  HEIRS AND SUCCESSORS-IN-INTEREST - Each
                                                     obligation of this lease shall extend to and be
                                                     binding upon, and every benefit hereof shall
                                                     inure to, the heirs, executors, administrators,
                                                     successors, or assigns of the respective parties hereto.

                                                                        WYW83394
                                                                          Page 4


Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Federal Water Pollution
 Control Act (33 U.S.C. 1151-1175), the Clean
 Air Act (42 U.S.C. 1987 et. seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining
 Control and Reclamation Act of 1977 (30
 U.S.C. 1201 et. seq.)



Sec. 15.  SPECIAL STIPULATIONS

In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following special stipulations.

These stipulations are also imposed upon the lessee's agents and employees.

The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of the lease. The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a)  CULTURAL RESOURCES -

     (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the Authorized Officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the Authorized Officer of the surface managing agency (BLM if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office of Surface Mining, the Authorized Officer of the BLM, if activities are associated with coal exploration outside an approved mining permit area (hereinafter called Authorized Officer), and the Authorized Officer of the surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the leased lands. The lessee shall not commence the

                                                                        WYW83394
                                                                          Page 5


     surface disturbing activities until permission to proceed is given by the Assistant Director or Authorized Officer.

     (2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

     (3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

     (4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or Authorized Officer.

     Within two (2) working days of notification, the Assistant Director or Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

     (5) All cultural resources shall remain under the jurisdiction of the United States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during construction, the find will be reported to the Authorized Officer immediately. Construction will be suspended within 250 feet of said find. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the Authorized Officer. The lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the operations.

(c) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands.

(d) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal mining operations conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as

                                                                        WYW83394
                                                                          Page 6


Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the resource recovery and protection plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

(e) RESOURCE RECOVERY AND PROTECTION - Notwithstanding the approval of a resource recovery and protection plan (R2P2) by the BLM, lessor reserves the right to seek damages against the operator/lessee in the event (i) the operator/lessee fails to achieve maximum economic recovery (MER) (as defined at 43 CFR 3480.0-5(21)) of the recoverable coal reserves or (ii) the operator/lessee is determined to have caused a wasting of recoverable coal reserves. Damages shall be measured on the basis of the royalty that would have been payable on the wasted or unrecovered coal.

The parties recognize that under an approved R2P2, conditions may require a modification by the operator/lessee of that plan. In the event a coalbed or portion thereof is not to be mined or is rendered unmineable by the operation, the operator/lessee shall submit appropriate justification to obtain approval by the Authorized Officer (AO) to leave such reserves unmined. Upon approval by the AO, such coalbeds or portions thereof shall not be subject to damages as described above. Further, nothing in this section shall prevent the operator/lessee from exercising its right to relinquish all or portion of the lease as authorized by statute and regulation.

In the event the AO determines that the R2P2, as approved, will not attain MER as the result of changed conditions, the AO will give proper notice to the operator/lessee as required under applicable regulations. The AO will order a modification if necessary, identifying additional reserves to be mined in order to attain MER. Upon a final administrative or judicial ruling upholding such an ordered modification, any reserves left unmined (wasted) under that plan will be subject to damages as described in the first paragraph under this section.

Subject to the right to appeal hereinafter set forth, payment of the value of the royalty on such unmined recoverable coal reserves shall become due and payable upon determination by the AO that the coal reserves have been rendered unmineable or at such time that the operator/lessee has demonstrated an unwillingness to extract the coal.

The BLM may enforce this provision either by issuing a written decision requiring payment of the MMS demand for such royalties, or by issuing a notice of non-compliance. A decision or notice of non-compliance issued by the lessor that payment is due under this stipulation is appealable as allowed by law.

(f) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the

                                                                        WYW83394
                                                                          Page 7



monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the
                                   ----------------------------------------
Survey of the Public Lands of the United States."  The survey will be recorded
-----------------------------------------------
in the appropriate county records, with a copy sent to the Authorized Officer.

in order to attain MER. Upon a final administrative or judicial ruling upholding such an ordered modification, any reserves left unmined (wasted) under that plan will be subject to damages as described in the first paragraph under this section.

Subject to the right to appeal hereinafter set forth, payment of the value of the royalty on such unmined recoverable coal reserves shall become due and payable upon determination by the AO that the coal reserves have been rendered unmineable or at such time that the operator/lessee has demonstrated an unwillingness to extract the coal.

The BLM may enforce this provision either by issuing a written decision requiring payment of the MMS demand for such royalties, or by issuing a notice of non-compliance. A decision or notice of non-compliance issued by the lessor that payment is due under this stipulation is appealable as allowed by

                                 UNITED STATES
                          DEPARTMENT OF THE INTERIOR
                           BUREAU OF LAND MANAGEMENT

          INFORMATION ON TAKING APPEALS TO THE BOARD OF LAND APPEALS

                            DO NOT APPEAL UNLESS
                         1. This decision is adverse to you,
                                      AND
                         2. You believe it is incorrect


           IF YOU APPEAL, THE FOLLOWING PROCEDURES MUST BE FOLLOWED


1.  NOTICE OF APPEAL..................  Within 30 days file a Notice of Appeal in the office which issued this decision
                                        (see 43 CFR Secs. 4.411 and 4.13). You
                                        may state your reasons for appealing, if you desire.

2.  WHERE TO FILE
      NOTICE OF APPEAL................  Wyoming State Office, Bureau of Land
                                        Management 5353 Yellowstone Rd., P.O.
                                        Box 1828 Cheyenne, Wyoming 82009/82003-
                                        1828

    SOLICITOR
      ALSO COPY TO....................  The Regional Solicitor, Rocky Mountain
                                        Region U.S. Department of the Interior
                                        755 Parfet Street, Suite 151 Lakewood,
                                        CO 80215

3.  STATEMENT OF REASONS..............  Within 30 days after filing the Notice of Appeal, file a complete statement of
                                        the reasons why you are appealing. This
                                        must be filed with the United States
                                        Department of the Interior. Office of
                                        the Secretary, Board of Land Appeals,
                                        4015 Wilson Blvd., Arlington, Virginia
                                        22203 (see 43 CFR Sec. 4.412 and 4.413).
                                        If you fully stated your reasons for
                                        appealing when filing the Notice of
                                        Appeal, no additional statement is
                                        necessary.

    SOLICITOR
      ALSO COPY TO....................  The Regional Solicitor, Rocky Mountain
                                        Region U.S. Department of the Interior
                                        755 Parfet Street, Suite 151 Lakewood,
                                        CO 80215

4.  ADVERSE PARTIES...................  Within 15 days after each document is filed, each adverse party named in the
                                        decision and the Regional Solicitor or
                                        Field Solicitor having jurisdiction over the State in which the appeal arose must be served with a copy of: (a) the Notice of Appeal, (b) the Statement of Reasons, and (c) any other documents filed (see 43 CFR Sec. 4.413). Service will be made upon the Associate Solicitor, Division of Energy and Resources, Washington, D.C. 20240, instead of the Field or Regional Solicitor when appeals are taken from decisions of the Director (WO-100).

5.  PROOF OF SERVICE..................  Within 15 days after any document is served on an adverse party, file proof
                                        of that service with the United States
                                        Department of the Interior, Office of
                                        the Secretary, Board of Land Appeals,
                                        4015 Wilson Blvd., Arlington, Virginia
                                        22203. This may consist of a certified
                                        or registered mail "Return Receipt Card" signed by the adverse party (see 43 CFR Sec. 4.401(c)(2)).


Unless these procedures are followed your appeal will be subject to dismissal (see 43 CFR Sec. 4.402). Be certain that all communications are identified by serial number of the case being appealed.

NOTE: A document is not filed until it is actually received in the proper office (see 43 CFR Sec. 4.401(a))

           SUBPART 1821.2 -- OFFICE HOURS; TIME AND PLACE FOR FILING


Sec. 1821.2-1 Office hours of State           Sec. 1821.2-2(d)  Any document required or
 Offices.  (a) State Offices and the          permitted to be filed under the regulations
 Washington Office of the Bureau of Land      of this chapter, which is received in the
 Management are open to the public for the    State Office or the Washington Office,
 filing of documents and inspection of        either in the mail or by personal delivery
 records during the hours specified in        when the office is not open to the public
 this paragraph on Monday through Friday      shall be deemed to be filed as of the day
 of each week, with the exception of those    and hour the office next opens to the
 days where the office may be closed          public.
 because of a national holiday or
 Presidential or other administrative         (e)  Any document required by law,
 order.  The hours during which the State     regulation, or decision to be filed within a
 Offices and the Washington Office are        stated period, the last day of which falls
 open to the public for the filing of         on a day the State Office or the Washington
 documents and inspection of records are      Office is officially closed, shall be deemed
 from 9 a.m. to 4 p.m., standard time or      to be timely filed if it is received in the
 daylight saving time, whichever is in        appropriate office on the next day the
 effect at the city in which each office      office is open to the public.
 is located.


                               *   *   *   *   *



This decision may be appealed to the Interior Board of Land Appeals, Office of the Secretary, in accordance with the regulations contained in 43 CFR, Part 4. If an appeal is taken, your notice of appeal must be filed in this office (at the above address) within 30 days from receipt of this decision. The appellant has the burden of showing that the decision appealed from is in error.

If you wish to file a petition (pursuant to regulation 43 CFR 4.21 (58 FR 4939, January 19, 1993) (request) for a stay (suspension) of the effectiveness of this decision during the time that your appeal is being reviewed by the Board, the petition for a stay must accompany your notice of appeal. A petition for a stay is required to show sufficient justification based on the standards listed below. Copies of the notice of appeal and petition for a stay must also be submitted to each party named in this decision and to the Interior Board of Land Appeals and to the appropriate Office of the Solicitor (see 43 CFR 4.413) at the same time the original documents are filed with this office. If you request a stay, you have the burden of proof to demonstrate that a stay should be granted.

                         Standard for Obtaining a Stay
                         -----------------------------

Except as otherwise provided by law or other pertinent regulation, a petition for a stay of a decision pending appeal shall show sufficient justification based on the following standards:

    (1)   The relative harm to the parties if the stay is granted or denied,

    (2)   The likelihood of the appellant's success on the merits,

    (3) The likelihood of immediate and irreparable harm if the stay is not granted, and

    (4)   Whether the public interest favors granting the stay.

                            STATEMENT OF COMPLIANCE
                            -----------------------

(As required by Bureau of Land Management Instruction Memorandum No. WY-98-35)

          This Statement of Compliance is submitted in conjunction with Caballo Coal Company's request for the partial relinquishment of federal coal lease number WYW-83394.

          To the best of its knowledge, information and belief, Caballo Coal Company is in full compliance with the provisions and terms of federal coal lease WYW-83394 and all laws, rules and regulations applicable thereto.

          Dated this 2nd day of March 1998.


                              Respectfully Submitted,
                              CABALLO COAL COMPANY



                              ------------------------------
                              Larry H. Fox, President